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EXHIBIT 32

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of ight high Performance Beverages Company (the “Company”) on Form 10-K/A for the fiscal year ended July 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Toby McBride, Chief Executive Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

 (1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

 (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

 A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

 This certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350 and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

June 23, 2014

/s/ Toby McBride
Toby McBride
Chief Executive Officer and Treasurer
(Principal Executive Officer and Principal Financial Officer)